Exhibit 5.1

Exhibit 5.1

July 14, 2016

High Desert Holding Corp.

865 Tahoe Boulevard, Suite 302

Incline Village, Nevada 89451

Re:      Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as special Nevada counsel to High Desert Holding Corp., a Nevada corporation, formerly known as “Andekael Development Corporation” (the “Company”), in connection with its Registration Statement on Form S-1 (the “Registration Statement”), to be filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), in regard to the registration of (i) 6,500,000 shares of the Company's common stock, $0.001 par value, to be registered for sale by the Company (the "Company Offered Shares") and (ii) 3,500,000 shares of the Company's common stock, $0.001 par value, to be registered for sale by shareholders of the Company (the "Shareholder Offered Shares"). We understand that the Shares are to be sold to the public as described in the Registration Statement, both directly as new issuances by the Company and as resales by certain selling shareholders.

For purposes of providing the opinion specified in this letter, we have made such legal and factual examinations and inquiries, including an examination of photocopies, identified to our satisfaction to be true copies of various records of the Company, including the Registration Statement and such other documents, instruments, corporate records, and public records as we have deemed necessary or appropriate. Also, we have obtained from officers of the Company, and have relied upon, such certificates, representations, and assurances as we deem necessary or appropriate for the purposes of providing that opinion.

Without limiting the generality of the foregoing, we have, with your permission, assumed without independent verification that: (i) each natural person executing a document has sufficient legal capacity to do so; (ii) all documents submitted to us as originals are authentic, the signatures on all documents that we have examined are genuine and all documents submitted to us as photocopies, electronic or facsimile copies conform to the original document; and (iii) all records made available to us by the Company and all public records we have reviewed are accurate and complete.

On the basis of, and in reliance on, the foregoing examination and subject to the assumptions, exceptions, qualifications and limitations contained herein, we are of the opinion that: (a) the Company Offered Shares (i) have been duly and validly authorized for issuance and (ii) when issued pursuant to the Registration Statement, will be validly issued, fully paid, and non-assessable; and (b) the Shareholder Offered Shares (i) have been duly and validly authorized for issuance and (ii) are validly issued, fully paid and non-assessable.

The foregoing opinion is limited to the general corporation law of the State of Nevada. We do not express any opinion herein concerning any other law or matter not specified in this letter. Accordingly, we express no opinion as to the truth and accuracy or the completeness of the Registration Statement or the applicability or effect of any federal or state securities laws, including the securities laws of the State of Nevada, or as to federal or state laws regarding fraudulent transfers. To the extent that any matter to which our opinion is expressed herein would be governed by the laws of any jurisdiction other than the State of Nevada, we do not express any opinion on such matter.

No opinion other than the foregoing shall be inferred beyond the matters expressly stated herein. Accordingly, no provision of this letter is intended to be, nor shall any such provision be construed as, an opinion concerning any matter not specified in this letter. We assume no obligation to supplement this opinion in the event of any changes to applicable law after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof, irrespective of whether such fact may have existed prior to the date hereof.

We are furnishing this opinion to the Company solely in connection with the Registration Statement, while the Registration Statement is in effect. Accordingly, we hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus included as a part of the Registration Statement. In giving such consent, we do not hereby concede that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

In the event that you have questions or comments regarding this matter, please do not hesitate to contact us. Thank you.

Very truly yours,

/s:/ Patrick E. Ogle, Esq.